CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-07415 and 333-68935) of Boddie-Noell Properties, Inc. of our report dated January 13, 1999 (except for Note 11 as to which the date is February 26, 1999) with respect to the consolidated financial statements and schedule of Boddie-Noell Properties, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.




                                         /s/ Ernst & Young LLP


Raleigh, North Carolina
March 26, 1999


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